UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

WATCHIT TECHNOLOGIES, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-21956	74-1613155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1 Town Square Boulevard, Suite 347, Asheville, North Carolina, 28803
(Address of principal executive offices)

Registrant's telephone number, including area code: (828) 681-8805

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The  Corporation has, investigated the acquisition of BMA Partners, Inc. and determined material facts relating to the financial obligations of that company were not disclosed to WatchIt Technologies;  that BMA Partners continued to obligate itself for liabilities post purchase and failed to notify WatchIt about such liabilities. The Corporation determined it is in its best interest to void the August 22, 2007 BMA Partners, Inc acquisition agreement from its inception.

ITEM 5.02 DEPARTURE OF A DIRECTOR OR PRINCIPAL OFFICER; ELECTION OF DIRECTORS

Effective February 6, 2008, the majority of shareholders via a proxy vote elected Frank A. Moody II and Gary Musselman to serve as the registrant’s Board of Directors.

Effective February 6, 2008, Don Wood no longer serves as a Director or Chief Operating Officer of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WatchIt Technologies, Inc.

Dated: February 12, 2008	By:	/s/ FRANK MOODY
FRANK MOODY
Chief Executive Officer